EXHIBIT 99.1

SECTION 906 CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report on Form 10-K of SonoSite, Inc. for the year ended December 31, 2002, I, Kevin M. Goodwin, Chief Executive Officer of SonoSite, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K of SonoSite, Inc. for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-K of SonoSite, Inc. for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of SonoSite, Inc.

/s/ Kevin M. Goodwin ——————————————————— Kevin M. Goodwin President and Chief Executive Officer (Principal Executive Officer)

March 28, 2003